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                                       BY LAWS
                                          OF
                            SOUTHWESTERN LIFE CORPORATION
                          (Amended through October 7, 1994)


                                      ARTICLE I
                                       OFFICES

          Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

          Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the business of the corporation may require and as determined from time to time by the Board of Directors.

                                      ARTICLE II
                               MEETINGS OF STOCKHOLDERS

          Section 1. Meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the Board of Directors, within and without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
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          Section 2.     Annual meetings of stockholders, commencing with the
     year 1977, shall be held on the last Wednesday of April if not a legal holiday, and if a legal holiday, then on the next secular day following at 10:30 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

          Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

          Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also
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     be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board or President and shall be called by the Chairman of the Board, President, or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

          Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

          Section 7. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

          Section 8. The holders of one-third of the issued and outstanding shares of the classes of the corporation's stock entitled to vote together as a single class and of each class of the corporation's stock entitled to vote as a separate class at a meeting of the stockholders, present in person or represented by
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     proxy, shall constitute a quorum at the meeting for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 9. All issued and outstanding shares of the corporation's stock entitled to vote on a question brought before a meeting of stockholders shall vote as a single class except as otherwise provided by the express provisions of the statutes or of the Certificate of Incorporation. When a quorum is present at any meeting of the stockholders, each question shall be decided, (i) in each case in which classes of the corporation's stock will vote together as a single class, by vote of a majority of the total number of shares of such classes present in person or represented by proxy at the meeting and entitled to vote on the question, or (ii) in each case in which classes of the corporation's stock will
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     vote as separate classes, by vote of a majority of the total number of shares of each such class present in person or represented by proxy at the meeting and entitled to vote on the question; provided, however, that if the express provisions of the statutes or of the certificate of incorporation require a different vote to decide a question brought before the meeting, such express provisions shall govern and control the decision of such question.

          Section 10. Unless otherwise provided in the Certificate of Incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

          Section 11. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and vote. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
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                                     ARTICLE III
                                      DIRECTORS

          Section 1. The number of Directors constituting the whole board shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. The Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director shall hold office until his successor is elected and qualified. Directors need not be stockholders, but no persons shall be qualified to stand for election or re-election as a director if such person has attained the age of seventy-five (75) years.

          Section 2.     Vacancies and newly created directorships resulting
     from any increase in the authorized number of directors may be filled as provided in the Certificate of Incorporation by a majority of the directors, or by the sole remaining director, who are then in office and entitled under the Certificate of Incorporation to fill such vacancy or newly created directorship, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are not directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at
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     least ten percent of the total number of the shares at the time outstanding having the right to vote for the directors to be elected, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

          Section 3. The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders. From its membership, the Board of Directors shall choose a chairman of the board and may choose a vice chairman of the board. The chairman of the board or his designee shall preside at all meetings of the stockholders and the Board of Directors and shall have such other duties and powers as are described in
     Article V of these bylaws. The vice chairman of the board shall preside at meetings of the stockholders and the Board of Directors in the absence of the chairman of the board and shall have such other duties and powers as from time to time may be assigned to him by the Board of Directors.

                          MEETINGS OF THE BOARD OF DIRECTORS

          Section 4. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

          Section 5. The first meeting of each newly elected Board of Directors shall be held at the same place as the meeting of
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     stockholders at which the newly elected Board of Directors was elected and shall be held immediately following such meetings of stockholders. No notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

          Section 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

          Section 7. Special meetings of the board may be called by the Chairman of the Board or President on two days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the Chairman of the Board, President or Secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director, in which case special meetings shall be called by the Chairman of the Board, President or Secretary in like manner or on like notice on the written request of the sole director.

          Section 8. At all meetings of the board, a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of
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     Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          Section 9. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

          Section 10. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                               COMMITTEES OF DIRECTORS

          Section 11. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the
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     directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have any and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation;
     and, unless the resolution or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.
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          Section 12.    Each committee shall keep regular minutes of its
     meeting and report the same to the Board of Directors when required.

                              COMPENSATION OF DIRECTORS

          Section 13. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                 REMOVAL OF DIRECTORS

          Section 14. Unless otherwise restricted by the Certificate of Incorporation or Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of the directors to be removed.

                                      ARTICLE IV
                                       NOTICES

          Section 1. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall
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     not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

          Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                      ARTICLE V
                                       OFFICERS

          Section 1. The officers of the corporation shall be chosen by the Board of Directors and shall be the chairman of the board, chief executive officer, president, a vice president, a secretary and a treasurer. The Board of Directors may also choose additional vice presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these bylaws otherwise provide. The Chairman of the Board shall be chosen from among the directors.
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          Section 2.     The Board of Directors at its first meeting after each
     annual meeting of stockholders shall choose a chairman of the board, chief executive officer, president, one or more vice-presidents, a secretary and a treasurer.

          Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

          Section 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

          Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

                              THE CHAIRMAN OF THE BOARD

          Section 6. The Chairman of the Board shall have responsibility for the direction of the business and affairs of the corporation and shall have such other duties and powers as may from time to time be assigned to him by the Board of Directors.

                             THE CHIEF EXECUTIVE OFFICER

          Section 7. The Chief Executive Officer of the corporation shall have general charge and control of the business and affairs of the corporation and shall report to the Chairman of the Board. The Chief Executive Officer shall have such other duties and powers
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     as from time to time may be assigned to him by the Board of Directors.

                                    THE PRESIDENT

          Section 8. The President shall be the Chief Operating Officer of the corporation and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                 THE VICE PRESIDENTS

          Section 9. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                        THE SECRETARY AND ASSISTANT SECRETARY

          Section 10. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committee when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and
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     shall perform such other duties as may be prescribed by the Board of
     Directors, Chairman of the Board, the Board or the President, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

          Section 11. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                        THE TREASURER AND ASSISTANT TREASURERS

          Section 12. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursement in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

          Section 13.    He shall disburse the funds of the corporation
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     as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

          Section 14. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

          Section 15. The assistant treasurer, or if there shall be more one, the assistant treasurers in the order determined by the Board of Directors (or if there is no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the
     Board of Directors may from time to time prescribe.
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                                      ARTICLE VI
                                 CERTIFICATE OF STOCK

          Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board of Directors, or the President or a Vice President and the Treasurer or Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series or any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, options or other special right of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights.
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          Section 2.     Any of or all the signatures on the certificate may be
     facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                  LOST CERTIFICATES

          Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                  TRANSFERS OF STOCK

          Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate of shares duly
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     endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                                  FIXING RECORD DATE

          Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in any change, conversion or exchange of stock for the propose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                               REGISTERED STOCKHOLDERS

          Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to
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     recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                     ARTICLE VII
                                  GENERAL PROVISIONS
                                      DIVIDENDS

          Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

          Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any reserve in the manner in which it was created.

                                        CHECKS

          Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such
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     other person or persons as the Board of Directors may from time to time designate.

                                     FISCAL YEAR

          Section 4. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors

                                         SEAL

          Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                     ARTICLE VIII
                                      AMENDMENTS

          Section 1. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors by the Certificate Incorporation, at any regular meeting of the stockholders or of the Board of Directors or any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be continued in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.
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                                      ARTICLE IX
                 INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES

          Section 1. As used in this Article IX, the following terms have the indicated meanings:

          (a) The term "Awards" means all monetary damages, liabilities, fines (including without limitation excise taxes assessed with respect to employee benefit plans), penalties, deficiencies, assessments, settlement amounts, and other awards, and all interest on any thereof, whether actual, compensatory, liquidated, exemplary, or punitive.

          (b) The term "Company" means this corporation and any domestic or foreign successor of this corporation in a merger, consolidation, or other transaction in which the liabilities of this corporation are transferred to such successor by operation of law, and in any other transaction in which such successor assumes the liabilities of this Corporation but does not specifically exclude liabilities that are the subject matter of this Article IX.

          (c) The term "Director" means any person who is or was a director or advisory director of the Company and any person who, while a director or advisory director of the Company, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of any other foreign or domestic corporation or of any foreign or domestic partnership, joint venture, sole proprietorship, trust, employee benefit plan, or
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          other enterprise.

          (d) The term "Expense" means such costs of court, fees and disbursements of attorneys and experts, and other costs and expenses (except Awards) as are incurred in connection with any Proceeding, including without limitation any investigation or preparation therefor and any Proceeding to establish an Indemnitee's right to indemnification under this Article IX.

          (e) The term "Indemnitee" means (i) any person who is or was a director, advisory director, or officer of the Company, (ii) any present or former director, advisory director, or officer of the Company who, while serving the Company as such, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of any other foreign or domestic corporation or of any foreign or domestic partnership, joint venture, sole proprietorship, trustee, employee benefit plan, or other enterprise, and (iii) any estate, executor, administrator, personal representative, trustee, heir, or beneficiary of any person specified in clause (i) or (ii) of this subsection (e); provided, however, that the term "Indemnitee" shall not include any person specified in clause (ii) of this subsection (e) (or any estate, executor, administrator, personal representative, trustee, heir, or beneficiary of such person) if a resolution of the Board of Directors, in effect at the time of the act or circumstances for which indemnification is sought hereunder, excludes such
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          person from this definition or from the benefits of this Article IX.

          (f) The term "Officer" means any person who is or was an officer of the Company and any person who, while an officer of the Company, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of any other foreign or domestic corporation or of any foreign or domestic partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

          (g) The term "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigation; any appeal in such an action, suit, or proceeding; and any inquiry or investigation that could lead to such an action, suit, or proceeding.

          (h) The term "serving at the request of the Company", or any similar phrase, means providing services pursuant to these bylaws or a resolution of the board of directors or any committee thereof or pursuant to the performance by the Company's director, advisory director, officer, employee, or agent of this or her regular duties to the Company.

          Section 2. The Company shall indemnify and advance Expenses to each Indemnitee to the fullest extent required or permitted under Delaware law (including without limitation the Delaware General Corporation Law) as currently in effect or
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     hereafter amended. Without limiting the generality of the foregoing:

          (a) The Company shall indemnify each Indemnitee who is a party to or is threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Company to procure a judgement in favor of the Company), by reason of the fact that such Indemnitee is or was a Director and/or Officer, against all Expenses and Awards actually and reasonably paid or incurred by such Indemnitee in connection with the defense or settlement of such Proceeding, but only if such Indemnitee acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, also had no reasonable cause to believe that his or her conduct was unlawful. The termination of any such Proceeding by judgment, order of court, settlement, or conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that such Indemnitee did not act in good faith and in a manner that he or she reasonably believed to be in the best interests of the Company, and with respect to any criminal Proceeding, that such Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

          (b) The Company shall indemnify each Indemnitee who is a party to or is threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Company
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     to procure a judgment in favor of the Company, by reason of the fact that such Indemnitee is or was a Director and/or Officer, against all Expenses actually and reasonably paid or incurred by such Indemnitee in connection with the defense or settlement of such Proceeding, but only if such Indemnitee acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no indemnification for Expenses shall be made under this subsection (b) in respect of any claim, issue, or matter as to which such Indemnitee shall have been adjudged to be liable to the Company unless, but only to the extent that, any court in which such Proceeding was brought or appealed shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Indemnitee is fairly and reasonably entitled to indemnification for such Expenses as such court shall deem proper.

          (c) An Indemnitee who acted in good faith and in a manner that he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Company as referred to in this Article IX.

          Section 3. Any indemnification pursuant to this Article IX shall be made by the Company only as ordered by a court of competent jurisdiction or as authorized in the specific case upon
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     a determination that such indemnification is required or permitted to the circumstances because, in addition to the other requirements of this
     Article IX, the applicable standard of conduct set forth in Section 2 of this Article IX has been met by the Director and/or Officer. The foregoing determination shall be made in each instance, as soon as reasonably practicable, (a) by the stockholders, or (b) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to the respective Proceeding, or (c) if such quorum is not obtainable, or (although obtainable) if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion. If an Indemnitee meets the applicable standard of conduct and other requirements for some, but not all, claims for indemnification under this Article IX, the Company shall indemnify such Indemnitee for such Awards and Expenses as to which it is determined that the applicable standards of conduct and other requirements have been met.

          To the fullest extent required or permitted under Delaware law (including without limitation the Delaware General Corporation Law) as currently in effect or hereafter amended:
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          (i)       each Indemnitee's right to indemnification or advances as
          provided by this Article IX shall be enforceable by such Indemnitee in any Proceeding before any court of competent jurisdiction;

          (ii) the burden of proving that indemnification or advances under this Article IX are not required or permitted shall be on the person alleging any Indemnitee's non-entitlement; and

          (iii) neither the failure of the Company (including without limitation its stockholders, Board of Directors, or independent legal counsel) to have made a determination, before the commencement of such Proceeding, that indemnification or advances are required or permitted in the circumstances because such Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including without limitation its stockholders, Board of Directors, or independent legal counsel) that such Indemnitee has not met such applicable standard of conduct, shall be a defense to the Proceeding or create a presumption that such Indemnitee has not met the applicable standard of conduct.

          Section 4. Notwithstanding any other provision of this Article IX, to the extent that an Indemnitee has been successful, on the merits or otherwise, in the defense of any Proceeding or in the defense of any claim, issue, or matter therein, including without limitation the dismissal of such Proceeding without
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     prejudice, such Indemnitee shall be indemnified by the Company against all
     Expenses incurred by him or her in connection with such defense.

          Section 5. All Expenses paid or incurred by an Indemnitee in the defense of any Proceeding shall be paid or reimbursed promptly by the Company in advance of the final disposition of such Proceeding upon receipt of a written undertaking by or on behalf of such Indemnitee to repay the amount of such Expenses if, but only to the extent that, it is ultimately determined that such Indemnitee is not entitled to be indemnified by the Company pursuant to this Article IX. Such written undertaking shall be an unlimited general obligation of such Indemnitee, but need not be secured and may be accepted without reference to any financial ability to make repayment.

          Section 6. Notwithstanding any other provision of this Article IX, the Company shall not be liable to any Indemnitee for Awards or Expenses that have been collected or are collectible by or on behalf of such Indemnitee from person or entities other than the Company, including without limitation those amounts collected or collectible under valid and enforceable director and officer liability insurance policies, indemnification agreements, or other similar arrangements. In each instance in which the Company makes any indemnification payment to an Indemnitee, pursuant to this Article IX or otherwise, (a) the Company shall be subrogated, to the extent of each such indemnification payment, to all of such Indemnitee's right of recovery against persons or entities other
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     than the Company relating to the claims upon which the Awards or Expenses were incurred, including without limitation all of such Indemnitee's rights of setoff, rights of appeal, and rights under director and officer liability insurance policies, indemnification agreements, and other similar arrangements; and (b) such Indemnitee shall execute such documents and perform such acts as the Company may reasonably request to effect the subrogation contemplated by this Section 6.

          Section 7. Notwithstanding any other provision of this Article IX, the Company (pursuant to a resolution adopted by its stockholders, the Board of Directors by a majority vote of a quorum of the disinterested directors, or a committee of such disinterested directors):

          (a) may pay or reimburse Expenses paid or incurred by an Indemnitee in connection with his or her appearance as a witness or other participation in any Proceeding at a time when he or she is not a named defendant or respondent in such Proceeding; and

          (b) may indemnify and advance Expenses to (1) any person who is or was an employee or agent of the Company and (ii) any present or former director, advisory director, officer, employee, or agent of the Company who, regardless of whether then serving the Company as such, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of any other foreign or domestic corporation or of
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          any foreign or domestic partnership, joint venture, sole
          proprietorship, trust, employee benefit plan, or other enterprise to the same extent that the Company may indemnify and advance Expenses to any Indemnitee under this Article IX; and

          (c) may indemnify and advance Expenses to any present or former director, officer, employee, agent, or other person (including without limitation any present or former director, officer, employee, or agent of any predecessor or subsidiary of the Company) to such further extent, consistent with Delaware law (including without limitation the Delaware General Corporation Law) as currently in effect or hereafter amended, as may be provided by the certificate of incorporation, these bylaws, any general or specific action of the Board of Directors or any committee thereof, or any contract or as required or permitted by common law.

          Section 8. The indemnification and advancement of Expenses required or permitted by this Article IX shall not be deemed exclusive of any other rights to which any Director, Officer, employee, agent, or other person seeking indemnification or advancement of Expenses may be entitled under any present or future bylaw, contract, vote of stockholders or disinterested directors, or otherwise, whether as to action or inaction in the official capacity of any of the foregoing persons or as to action or inaction in another capacity while holding such office with, or so employed or engaged by, the Company.
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          Section 9.     The Company may purchase and maintain insurance on
     behalf of any person who is or was a director, officer, employee, or agent of the Company or who is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of any other foreign or domestic corporation or of any foreign or domestic partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such a person, whether or not the Company would have the power to indemnify him or her against that liability under this Article IX.

          Section 10. If any provision of this Article IX is held to be illegal, invalid, or unenforceable under present or future law, such provision shall be fully serveable, and this Article IX shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof. The remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Article IX a legal, valid, and enforceable provision as similar in terms of such illegal, invalid, or unenforceable provision as may be possible.